UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Exchange Act of 1934
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WILSHIRE ENTERPRISES, INC.
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FOR IMMEDIATE RELEASE
AMEX: WOC

Wilshire Enterprises, Inc. Responds to Another Letter
from Full Value Partners L.P.

NEWARK, N.J., February 25, 2009 -- Wilshire Enterprises, Inc. ("Wilshire" or the "Company") (Amex: WOC) today sent the following letter to Full Value Partners L.P., a private hedge fund operated by Phillip Goldstein, and his umbrella organization, Bulldog Investors, in response to Full Value's letter to the Company dated February 23, 2009:

February 25, 2009

Full Value Partners L.P.
Park 80 West, Plaza Two, and Suite 750
Saddle Brook, NJ 07663

Dear Sirs:

We are in receipt of your letter of February 23, 2009.  We must challenge your assertion that  you are prepared to commence a so-called offer for all outstanding Wilshire shares, as it appears to us that your true purpose and intention is to artificially drive up the price of the Company’s stock and garner votes in the midst of the ongoing proxy contest.

Further, we question whether you even have the ability to commence your purported tender offer, as you have not provided the Company or the market with details regarding whether you have the necessary financing.  Again, it appears to us that you are merely acting in your own self-interest by misleading our stockholders in a desperate attempt to gain support for your inexperienced nominees and your proposal to liquidate the company in this depressed market at fire sale prices.

If you are prepared to commence a tender offer, we encourage you to do so.  If and when a tender offer is commenced specifying all of its terms and conditions, the Board of Directors of Wilshire will consider it and its implications in the context of assessing the best interests of Wilshire and all of its stockholders.

Sincerely,

Sherry Wilzig Izak
Chairman and Chief Executive Officer

Forward-Looking Statements
Any non-historical statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to several risks and uncertainties that could cause actual results to differ materially from such statements.  The potential risks and uncertainties include, among others, general economic conditions, industry specific conditions and the possibility that Wilshire may be adversely affected by other economic, business, and/or competitive factors, as well as other risks and uncertainties disclosed in Wilshire's 2007 Annual Report on Form 10-K and in its definitive proxy materials filed with the Securities and Exchange Commission.

Company Contact: Agency Contact:	Sherry Wilzig Izak, Chairman, 201-420-2796 Neil Berkman, Berkman Associates, 310-826-5051